SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      January 1, 1997


                               G-I HOLDINGS INC.

            (Exact name of registrant as specified in its charter)



           Delaware                    33-26703             13-3483838
(State or other jurisdiction         (Commission          (IRS Employer
                of incorporation)      File Number)         Identification No.)


               818 Washington Street, Wilmington, Delaware 19801
             (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code  (302) 429-8525

                               (Not applicable)

         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On January 1, 1997, GAF Corporation ("GAF") effected a series of transactions involving GAF's subsidiaries, including the Registrant, and certain assets of GAF's subsidiaries that resulted among other things, in the capital stock of ISP Holdings Inc. ("ISP Holdings"), whose principal asset is approximately 83% of the issued and outstanding common stock of International Specialty Products Inc. ("ISP"), being distributed to the stockholders of GAF. As a result of such distribution, ISP Holdings and ISP are no longer direct or indirect subsidiaries of GAF or the Registrant, while Building Materials Corporation of America ("BMCA") and U.S. Intec, Inc. ("USI") and certain other assets and liabilities, including liabilities for asbestos-related claims, remain part of GAF and the Registrant, but are not assets or liabilities of ISP Holdings.

Item 7.  Financial Statements and Exhibits
(b)  Pro Forma Financial Information (Unaudited)

     The pro forma consolidated balance sheet gives effect to the foregoing transactions as if they had been completed as of September 29, 1996. The pro forma income statements give effect to such transactions as if they had been completed as of the beginning of each respective period.

     The pro forma consolidated financial statements do not purport to project the financial position or results of operations for any future period or represent what the financial position or results of operations would have been if the transactions had been completed at the dates indicated.

     The pro forma adjustments to the financial statements reflect the following:

  - Distribution of all shares of Common Stock of ISP owned by GAF and its subsidiaries to ISP Holdings, and distribution of the capital stock of ISP Holdings to the stockholders of GAF;

  -  Repayment by ISP of all amounts owed by it to the Registrant;

  - Repurchase by the Registrant from ISP Holdings of the Registrant's Senior Discount Notes for an aggregate cash purchase price of $45.8 million, and a capital contribution to the Registrant by ISP Holdings of all other Senior Discount Notes purchased by ISP Holdings in the tender offer completed by ISP Holdings on October 18, 1996 and all of the Registrant's 10% Senior Notes accepted in the exchange offer completed by ISP Holdings on October 18, 1996 (see Note 2), and cancellation of such notes by the Registrant;

  - Distribution by ISP Holdings to GAF of all of the outstanding capital stock of the Registrant;

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
     Accordingly, the pro forma financial statements reflect a reduction of interest expense on the Registrant's Senior Discount Notes purchased in the tender offer and 10% Senior Notes accepted in the exchange offer, which were purchased by or contributed to the Registrant; reinstatement of sales made by ISP to BMCA and USI; reversal of a related profit-in-ending-inventory elimination entry no longer required; reinstatement of intercompany interest expense and income; and the transfer by the Registrant to ISP Holdings of foreign tax credit carryovers not utilized in the Registrant's 1996 consolidated tax return (estimated to be approximately $16 million).








































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
                               G-I HOLDINGS INC.
            PRO FORMA CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                              Nine Months Ended
                                  Year Ended December 31,    ------------------
                               ----------------------------  Oct. 1,  Sept. 29,
                                 1993      1994      1995      1995      1996
                              --------- --------- --------- --------- ---------
                                                 (Thousands)

Net sales.................... $559,152  $593,147  $687,184  $507,661  $648,426
                              --------  --------  --------  --------  --------
Costs and expenses:
  Cost of products sold......  402,823   424,664   506,731   370,291   471,232
  Selling, general and
    administrative...........  115,545   124,357   136,738   100,644   128,211
                              --------  --------  --------  --------  --------
    Total costs and expenses.  518,368   549,021   643,469   470,935   599,443
                              --------  --------  --------  --------  --------

Operating income.............   40,784    44,126    43,715    36,726    48,983
Interest expense.............  (45,184)  (49,638)  (66,997)  (49,863)  (54,080)
Other income, net............   35,374    47,218    36,348    28,096    22,137
                              --------  --------  --------  --------  --------
Income from continuing
  operations before income
  taxes and extraordinary
  item.......................   30,974    41,706    13,066    14,959    17,040
Income taxes:
  Current year provision.....  (10,804)  (17,110)   (5,518)   (5,630)   (6,856)
  Adjustment of deferred tax
    assets for change in tax
    rate.....................      730         -         -         -         -
                              --------  --------  --------  --------  --------

Income from continuing
  operations before
  extraordinary item......... $ 20,900  $ 24,596  $  7,548  $  9,329  $ 10,184
                              ========  ========  ========  ========  ========

                               G-I HOLDINGS INC.
               PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                           AS OF SEPTEMBER 29, 1996
                                  (Thousands)

                     ASSETS
Current assets:
  Cash.....................................................      $   80,200
  Investments in trading securities........................             435
  Investments in available-for-sale securities.............          44,486
  Investments in held-to-maturity securities...............          10,376
  Accounts receivable......................................          73,401
  Due from affiliate, net..................................          28,908
  Insurance receivable.....................................          36,483
  Inventories..............................................          80,879
  Other current assets.....................................          28,127
                                                                 ----------
Total current assets.......................................         383,295
Investment in limited partnership..........................         450,000
Property, plant and equipment, net.........................         218,825
Excess of cost over net assets of businesses acquired......          47,872
Insurance receivable.......................................         180,695
Other assets...............................................          34,588
                                                                 ----------
Total assets...............................................      $1,315,275
                                                                 ==========

           LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Short-term debt and current maturities of long-term debt.      $    3,382
  Accounts payable.........................................          57,352
  Accrued liabilities......................................          63,282
  Reserve for asbestos claims..............................          86,505
                                                                 ----------
Total current liabilities..................................         210,521
                                                                 ----------
Long term debt less current maturities.....................         778,219
                                                                 ----------
Deferred taxes.............................................         105,787
                                                                 ----------
Reserve for asbestos claims................................         271,246
                                                                 ----------
Other liabilities..........................................         111,345
                                                                 ----------
Commitments and contingencies..............................
Shareholder's equity:
  Common stock, $.01 par value per share; 1,000 shares
    authorized:  100 shares issued and outstanding.........               -
  Additional paid-in capital...............................               -
  Excess of purchase price over the adjusted historical
    cost of the predecessor company shares owned by
    GAF's stockholders.....................................          (9,122)
  Retained earnings........................................        (150,084)
  Other....................................................          (2,637)
                                                                 ----------
    Shareholder's equity...................................        (161,843)
                                                                 ----------
Total liabilities and shareholder's equity.................      $1,315,275
                                                                 ==========

                               G-I HOLDINGS INC.
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


Note 1.  Spin Off Transactions

     Prior to August 6, 1996, the Registrant was a wholly-owned subsidiary of GAF Corporation ("GAF"). ISP Holdings Inc. ("ISP Holdings"), a wholly-owned subsidiary of GAF, was formed on August 6, 1996 and 10 shares of its common stock were issued to GAF in exchange for all of the capital stock of the Registrant, which resulted in the Registrant becoming a direct wholly-owned subsidiary of ISP Holdings.

     As of January 1, 1997, GAF effected a series of transactions (the "Spin Off Transactions") involving its subsidiaries that resulted in, among other things (i) approximately 83% of the issued and outstanding Common Stock (the "ISP Stock") of International Specialty Products ("ISP") being distributed to ISP Holdings and (ii) the capital stock of ISP Holdings (whose principal asset is approximately 83% of the ISP Stock) being distributed to the stockholders of GAF. As a result of such distribution, ISP Holdings and ISP are no longer direct or indirect subsidiaries of GAF or the Registrant, and the assets and liabilities of other wholly-owned subsidiaries of the Registrant, including Building Materials Corporation of America, U.S. Intec, Inc. and GAF Fiberglass Corporation (formerly known as GAF Chemicals Corporation) are no longer assets and liabilities of ISP Holdings.

     Accordingly, the results of operations and assets and liabilities of ISP, as well as GAF Broadcasting Company, Inc. (which was sold in August 1996), have been removed from continuing operations within the pro forma financial statements for all periods presented.

Note 2.  Long-term Debt

     On October 18, 1996, ISP Holdings concluded a cash tender offer and consent solicitation for the Registrant's outstanding Senior Discount Notes. Pursuant to the tender offer, $346.9 million aggregate accreted amount of the Registrant's Senior Discount Notes were purchased by ISP Holdings and $122.6 million aggregate accreted amount of such Discount Notes were subsequently repurchased by the Registrant from ISP Holdings. ISP Holdings also concluded an offer to exchange its new Senior Notes due February 15, 2002 for the Registrant's Senior Notes. Pursuant to the exchange offer, $199.9 million of the Registrant's Senior Notes were acquired by ISP Holdings.

     Upon consummation of the Spin Off Transactions, all of the Registrant's Senior Discount Notes and Senior Notes then held by ISP Holdings were either purchased by the Registrant from ISP Holdings or were contributed to the Registrant, and were canceled.


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
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              G-I Holdings, Inc.
                                                  (Registrant)



Date:  January 10, 1997                 By:  /s/ James P. Rogers
       ----------------                      -----------------------------
                                             James P. Rogers
                                             Executive Vice President and
                                               Chief Financial Officer


Date:  January 10, 1997                 By:  /s/ Jonathan H. Stern
       ----------------                      -----------------------------
                                             Jonathan H. Stern
                                             Vice President and Controller
























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